UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2016

Proofpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35506	51-041486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

892 Ross Drive, Sunnyvale CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 517-4710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

Proofpoint, Inc. (on behalf of itself and its subsidiaries) has come to an agreement in principle with Finjan to settle the dispute at issue in the case Finjan, Inc. v. Proofpoint, Inc., et al, Case No. 13-cv-05808-HSG. The proposed settlement will result in dismissal of the patent claims in this case with prejudice, and will provide Proofpoint a worldwide, fully paid up license to the broader Finjan patent portfolio as well.  As part of the settlement, Proofpoint will pay an aggregate of $10.9 million cash as follows: (A) $4.3 million within three (3) business days of execution of a definitive agreement, (B) $3.3 million on or before January 4, 2017, and (C) $3.3 million on or before January 3, 2018.

Cautionary Statement Regarding Forward-Looking Information

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect our current view of future events and financial performance. Forward-looking statements are based only on Proofpoint’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of Proofpoint’s control, which may cause Proofpoint’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, the ability to finalize terms of a definitive settlement agreement with Finjan. There can be no assurances that Proofpoint will achieve expected results, and actual results may be materially less than expectations. While we believe that our assumptions are reasonable, we caution that it is impossible to predict the degree to which any such factors could cause actual results to differ materially from predicted results. Investors should take such risks into account and should not rely on forward-looking statements when making investment decisions. We intend the forward-looking statements in this Report to speak only as of the date of this Report and do not undertake to update these forward-looking statements as more information becomes available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proofpoint, Inc.

Date: May 24, 2016	By:	/s/ Paul Auvil
Paul Auvil Chief Financial Officer

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